UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

AMERICAN UNITED GOLD CORPORATION

(Exact name of registrant as specified in charter)

Nevada	91-2084507
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

555 Burrard Street, Suite 900, Vancouver, B.C., CANADA	V7X 1M8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604)-692-2808

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant.

On January 11, 2008, K.R. Margetson Ltd. ("Margetson") resigned as our independent registered public accounting firm, concurrently with the resignation we engaged Vellmer & Chang, Chartered Accountants with the approval of our company's board of directors.

The reports of Margetson on the financial statements of the Company as of and for the year ended September 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that Margetson's report contained an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

During the year ended September 30, 2006 and through the date of resignation, there were no disagreements with Margetson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Margetson, would have caused Margetson to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

During the most recent two fiscal years and the portion of time preceding the decision to engage Vellmer & Chang, Chartered Accountants neither the Registrant nor anyone engaged on its behalf has consulted with Vellmer & Chang, Chartered Accountants regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a "reportable event" (as defined in Item 304(a)(1)(iv) of Regulation S-B).

A letter from Margetson addressed to the Securities and Exchange Commission stating whether it agrees or not with the above statements has been included as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

16.1 Letter from Margetson to the Securities and Exchange Commission dated January 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN UNITED GOLD CORPORATION

Signature	Title	Date

/s/ DAVE UPPAL Dave Uppal	President	January 11, 2008